Exhibit 10.6
MARKETING AGENT AGREEMENT
     MARKETING AGENT AGREEMENT (the “Agreement”) made as of November 16, 2004, by and between World Gold Trust Services, LLC, a Delaware limited liability company, as Sponsor of streetTRACKS® Gold Trust (the “Sponsor”) and State Street Global Markets, LLC, a Delaware limited liability company (the “Marketing Agent”).
W I T N E S S E T H :
     WHEREAS, the streetTRACKS® Gold Trust is governed by the Trust Indenture dated as of the date hereof (the “Trust Indenture”) between the Sponsor and The Bank of New York, a New York banking corporation, not in its individual capacity, but solely as the trustee (the “Trustee”), pursuant to which the Trust will issue streetTRACKS® Gold Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust, upon the deposit of gold with HSBC Bank USA, N.A., as custodian of the Trust.
     WHEREAS, the Sponsor has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-105202) and amendments thereto, including as part thereof a prospectus, under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent;
     WHEREAS, pursuant to the Trust Indenture the Sponsor wishes to retain the Marketing Agent to provide certain assistance with respect to the marketing of the Shares and the development of other gold related exchange-traded funds;
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Sponsor and the Marketing Agent hereby agree as follows:
Section 1
Definitions
     1.1 Definitions. In addition to the other terms which are defined in this Agreement, the following terms shall have the following meanings assigned to them. All other capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms in the Trust Indenture.
     “Act” means the Securities Act of 1933, as amended.
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     “Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open or the New York Stock Exchange, Inc. is not open for trading.
     “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Distribution Agreement” means the Distribution Agreement dated the date hereof, between the Sponsor and UBS.
     “ETF” means (i) an open-ended trust, (ii) a unit investment trust, (iii) a mutual fund, (iv) a collective investment scheme or (v) any other investment company or pooled, collective or commingled investment vehicle that has the following characteristics: (a) the shares, units or similar interests therein are or will be listed and traded on an exchange or other secondary market or crossing facility, and (b) for which creation and/or redemption of shares is effected (1) in large aggregations (sometimes referred to as “baskets” or “blocks”) only, (2) by authorized participants, (3) through the transfer of the requisite amount and composition of the underlying assets, including, without limitation, assets such as gold or other commodities (also known as in-kind creation and redemption).
     “Governmental Entity” means any supranational, national, state, local, foreign, political subdivision, court, administrative agency, commission or department or other governmental authority or instrumentality.
     “Law” means any law, statute, treaty, rule, directive, regulation or guideline or Order of any Governmental Entity.
     “Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.
     “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a Governmental Entity (or any department, agency or political subdivision thereof).
     “Preliminary Prospectus” means the preliminary prospectus dated ___, 2004 relating to the Shares and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Shares.
     “Prospectus” means, except when otherwise specified, the prospectus, in the form filed by the Sponsor on behalf of the Trust with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective.
     “Reimbursement Agreement” means the Reimbursement Agreement dated as of the date hereof between the Marketing Agent and the Trustee

     “Related Agreements” means the Marketing Agent License and the WGC/WGTS License.
     “Related ETF” means an ETF based significantly on the performance of gold bullion, involving, but not limited to, leverage, inverse performance, dividend and income products.
     “Representative” means officers, directors, employees, agents, attorneys, accountants and financial advisors of a Person, as the case may be.
     “Registration Statement” means, except when otherwise specified, the Trust’s registration statement on Form S-1 (File No. 333-105202) filed by the Sponsor with the Commission as amended when it becomes effective under the Act, including all documents filed as a part thereof.
     “Similar ETF” means (a) an ETF or other exchange-traded security whose investment objective or investment method is tied to gold bullion or a derivative thereof and (b) both of the following conditions are fulfilled at any relevant date of calculation for such ETF: (i) eighty percent (80%) or more of the assets comprising the ETF are from gold or gold-indexed securities (for the avoidance of doubt, gold-indexed securities includes synthetic gold products and gold futures) and (ii) the index or other benchmark on which the ETF is based has a correlation (measured by an “r” squared coefficient) of 0.85 or greater (based on daily changes) to the performance of gold bullion over the previous three (3) year period.
     “UBS” means UBS Securities LLC.
Section 2
Representations and Warranties of the Sponsor
     2.1 Representations and Warranties of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, represents and warrants to, and agrees with, the Marketing Agent that:
     (a) At the time of purchase of the Shares by UBS under the Distribution Agreement, the Registration Statement shall have become effective and no stop order of the SEC with respect thereto has been issued and no proceedings for such purpose has been instituted or, to the Sponsor’s knowledge after due inquiry, is contemplated by the SEC; any Preliminary Prospectus provided to prospective investors, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Prospectus distributed in connection with the offering of the Shares purchased by UBS did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies and will comply when it becomes effective and at the time of purchase of the Shares by UBS under the Distribution Agreement, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase of the Shares by UBS under the Distribution Agreement, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement does not and will not when it becomes effective and at the time of purchase of the Shares by UBS under the Distribution Agreement contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase of the Shares by UBS under the Distribution Agreement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Marketing Agent and furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement or such Prospectus; and neither the Sponsor nor the Trustee has distributed nor will distribute any offering material in connection with the offering or creation of the Shares purchased by UBS under the Distribution Agreement other than any Preliminary Prospectus provided to prospective investors, the Registration Statement or the Prospectus;
     (b) as of the date of this Agreement, and as of the time of purchase of Shares by UBS under the Distribution Agreement, respectively, the statement of financial position as set forth in the section of the Registration Statement and the Prospectus entitled “Statement of Financial Condition” accurately reflects the financial condition of the Trust as of the date specified in such statement of financial position;
     (c) at the time of purchase of Shares by UBS under the Distribution Agreement, the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and the Trust Indenture authorizes the Trustee to issue and deliver the Shares to UBS under the Distribution Agreement as contemplated in the Registration Statement and the Prospectus;
     (d) the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;
     (e) the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;
     (f) complete and correct copies of the Trust Indenture, and any and all amendments thereto, have been delivered to the Marketing Agent, and no changes thereto will have been made prior to the time of purchase of Shares by UBS under the Distribution Agreement;
     (g) at the time of purchase of the Shares by UBS under the Distribution Agreement, the Shares will have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Distribution Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

     (h) at the time of purchase of the Shares by UBS under the Distribution Agreement, the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;
     (i) this Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;
     (j) neither the Sponsor nor the Trustee on behalf of the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trustee on behalf of the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Shares to UBS under the Distribution Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor or the Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trustee on behalf of the Trust is a party or by which, respectively, the Sponsor or any of its properties or the Trustee or the property of the Trust may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor, the Trust or the Trustee;
     (k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares to UBS under the Distribution Agreement or the consummation by the Sponsor, the Trust and the Trustee on behalf of the Trust of the transactions contemplated by the Distribution Agreement other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the National Association of Securities Dealers (the “NASD”);
     (l) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Trust or the Trust to register under the Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;
     (m) each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Sponsor nor the Trustee on behalf of the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor or the Trustee on behalf of the Trust;
     (n) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;
     (o) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor’s knowledge after due inquiry, contemplated to which the Sponsor, the Trust or the Trustee on behalf of the Trust, or (to the extent that is or could be material in the context of the offering and sale of the Shares to UBS under the Distribution Agreement) any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;
     (p) Deloitte & Touche LLP, whose report on the audited financial statements of the Trust is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;
     (q) the audited financial statement included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;
     (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and prior to the purchase by UBS of Shares under the Distribution Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Sponsor or the Trust, (ii) any transaction which is material to the Sponsor or the Trust taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor, the Trust or the

Trustee on behalf of the Trust, which is material to the Trust, (iv) any change in the Shares purchased by UBS or outstanding indebtedness of the Sponsor or the Trust or (v) any dividend or distribution of any kind declared, paid or made on such Shares;
     (s) the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (t) except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (i) to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust; (ii) to the knowledge of the Sponsor or the Trust, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others challenging the Sponsor’s or the Trust’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, other than the patents and patent applications licensed to the Sponsor by the Bank of New York, as to which the Sponsor and the Trust have no knowledge of any such pending or threatened claims, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (vi) to the knowledge of the Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the knowledge of the Sponsor or the Trust, there is no prior art that may render any patent application licensed to the Sponsor by The Bank of New York unpatentable;
     (u) all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;
     (v) neither the Sponsor nor the Trustee on behalf of the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor the Trustee on behalf of the Trust or any other party to any such contract or agreement;
     (w) with respect to its activities on behalf of the Trust, as provided for in the Trust Indenture, the Trustee maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Indenture and the Trustee’s duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trust by the Custodian in accordance with the Trust Indenture;
     (x) on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a14 and 15d-14 under the Exchange Act of 1934 (the “Exchange Act”), giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Sponsor has been advised of. (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls; any material weaknesses in internal controls have been identified for the Trust’s auditors;
     (y) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and
     (z) neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons (but excluding the members of the World Gold Council and their controlling persons) nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and (cc) to the Sponsor’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Sponsor’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.
     In addition, any certificate signed by any officer of the Sponsor and delivered to the Marketing Agent or counsel for the Marketing Agent in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby, to the Marketing Agent.
Section 3
Exclusive Marketing Agent and Structure of Trust
     3.1 Appointment. Pursuant to Section 3.08 of the Trust Indenture, the Sponsor hereby appoints the Marketing Agent as the exclusive Marketing Agent for Shares on the terms and for the periods set forth in this Agreement, and the Marketing Agent hereby accepts such appointment and agrees to act in such capacity hereunder.
     3.2 Name of the Trust; License. For the term of this Agreement, the Sponsor shall cause the name of the Trust to be “streetTRACKS® Gold Trust,” provided that the Marketing Agent or one of its Affiliates has granted to the Sponsor for the benefit of the Trust a non-exclusive license, dated as of the date hereof and substantially in the form of Exhibit A attached hereto (“the Marketing Agent License”), to use the “streetTRACKS®” name in connection with the operation and marketing of the Trust.
     3.3 Fee and Expenses.
     (a) Marketing Agent Fee. The Marketing Agent shall be paid, solely from and to the extent of the assets of the Trust, for the services of the Marketing Agent and its Affiliates as marketing agent to the Trust hereunder, a fee from the Trust in an annual amount equal to fifteen basis points (0.15%) per annum of the daily Adjusted Net Asset Value of the Trust (as calculated pursuant to the Trust Indenture as in effect on the date hereof), subject to reduction as provided in Section 3.3(b) below. Such fee shall be computed and payable monthly in arrears.
     (b) Expenses Cap. If, at the end of any month during the period beginning from the inception of the Trust until the seventh anniversary of the date of the Trust Indenture or upon the earlier termination of this Agreement, the estimated ordinary expenses of the Trust for such month (including the Marketing Agent’s fees hereunder and the Sponsor’s fees under the Trust Indenture for such month) exceed an amount equal to forty basis points (0.40%) per annum of the daily Adjusted Net Asset Value of the Trust for such month (as calculated pursuant to the Trust Indenture as in effect on the date hereof), the fees payable to the Sponsor and the Marketing Agent for such month shall be reduced by the amount of such excess in equal shares up to the amount of such fees.
     3.4 WGC/WGTS License. The Sponsor and World Gold Council, a not-for-profit association registered under Swiss laws and the parent of the Sponsor, have provided to the Marketing Agent and its Affiliates a non-exclusive license, dated as of the date hereof and substantially in the form of Exhibit B attached hereto, (“WGC/WGTS License”) to use certain intellectual property in connection with the marketing of the Trust and the Marketing Agent’s obligations hereunder.
     3.5 Expenses. Except as otherwise expressly provided in this Agreement or the Related Agreements or agreed to in writing by the parties, each party hereto shall bear its own fees and expenses incurred in connection with this Agreement or the Related Agreements and the transactions contemplated hereby and thereby (including, without limitation, the legal, accounting and due diligence fees, costs and expenses incurred by such party).
Section 4
Covenants of the Sponsor
     4.1 Certain Covenants of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, covenants and agrees:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states and foreign jurisdictions as the Marketing Agent may reasonably designate and to maintain such qualifications in effect so long as the Marketing Agent may request during the term of this Agreement; provided that the Trust shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Marketing Agent of the receipt by the Sponsor or the Trust of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to take all necessary action to register an indefinite number of Shares under the 1933 Act, as amended and take, from time to time, such steps, including payment of the related filing fees, as may be necessary to register Shares under the 1933 Act to the end that all Shares will be properly registered under the 1933 Act and to keep the Registration Statement effective and current during the term of this Agreement;
     (c) to make available to the Marketing Agent, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Marketing Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if any amendments or supplements have been made thereto after the effective date of the Registration Statement) as the Marketing Agent may request for the purposes contemplated by the 1933 Act; and in case the Marketing Agent is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act in connection with the sale of the Shares, the Sponsor will prepare, at the expense of the Trust, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act;
     (d) to advise the Marketing Agent promptly and, if requested by the Marketing Agent, to confirm such advice in writing when the Registration Statement and any post-effective amendment thereto has become effective, and upon receipt of request from the Marketing Agent therefor, to file a post-effective amendment removing any reference to the Marketing Agent thereunder;
     (e) to prepare, at the expense of the Trust, such amendments or supplements to the Registration Statement or the Prospectus and to file such amendments or supplements with the Commission, when and as required, by the 1933 Act, the 1934 Act and the rules and regulations of the Commission thereunder, including if requested by the Marketing Agent; to advise the Marketing Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide the Marketing Agent and the Marketing Agent’s counsel copies of any such documents for review and comment within a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing; and to advise the Marketing Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;
     (f) subject to Section 4.1(d) hereof, to file promptly all reports and any information statement required to be filed by the Trust with the Commission in order to comply with the Securities Exchange Act of 1934 (the “1934 Act”) subsequent to the date of the Prospectus and for so long as the term of this Agreement; and to provide the Marketing Agent and the Marketing Agent’s counsel with a copy of such reports and statements and other documents to be filed by the Trust pursuant to Section 13, 14 or 15(d) of the 1934 Act (excluding filings under Rule 12b-25) during such period for review and comment within a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing;
     (g) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the 1933 Act;
     (h) to advise the Marketing Agent promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that such Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4.1(d) hereof, to prepare and furnish, at the expense of the Trust, to the Marketing Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;
     (i) to make generally available to the Trusts securityholders, and to deliver to the Marketing Agent, an earnings statement of the Trust (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than November 16, 2005;
     (j) to furnish to the Trust’s securityholders and beneficial owners as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flow of the Trust for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);
     (k) to furnish to the Marketing Agent a copy the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);
     (l) to (1) furnish to the Marketing Agent promptly during the term of this Agreement (i) copies of any reports, proxy statements, or other communications which are sent to the Trust’s securityholders and beneficial owners or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Trust is listed, and (iv) such other information as the Marketing

Agent may reasonably request regarding the Trust and (2) make available for inspection by the Marketing Agent, its attorneys, accountants and other advisors or agents, all financial and other records, pertinent corporate or trust documents and properties, and cause the officers, directors and employees of the Trustee, the Custodian and the Sponsor and the Trust’s attorneys and independent accountants to supply all information reasonably requested by the Marketing Agent, its attorneys, accounts and other advisors and agents;
     (m) to use its best efforts to cause the Shares to be listed on the NYSE;
     (n) to furnish to the Marketing Agent (i) at the time of the effectiveness of the Distribution Agreement and the purchase of the Shares by UBS, (ii) at each time the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the Trust files any report, statement or other document pursuant to Section 13, 14 or 15(d) (excluding filings required by Rule 12b-25) of the 1934 Act, and (iv) at such other times as the Marketing Agent reasonably requests, an opinion of Carter Ledyard & Milburn LLP, counsel for the Sponsor, addressed to the Marketing Agent and dated such dates in form and substance satisfactory to the Marketing Agent, stating that:
1.	the Trust is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and the Trustee has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver the Reimbursement Agreement;

2.	the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

3.	the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

4.	this Agreement has been duly authorized, executed and delivered by the Sponsor;

5.	the Shares issuable by the Trust as described in the Registration Statement, when issued in accordance with the terms of the Trust Indenture as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and nonassessable;

6.	the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

7.	the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

8.	the Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

9.	no approval, authorization, consent or order of or filing with any federal, or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Sponsor of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

10.	the execution, delivery and performance of this Agreement by the Sponsor, the issuance and delivery of the Shares by the Trust and the consummation by the Sponsor and the Trustee on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the amended and restated limited liability company agreement of the Sponsor or the Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel after reasonable investigation (based on a certificate of an officer of the Sponsor) to which the Sponsor or the Trustee is a party or by which either of them or any of their respective properties may be bound or affected, or any federal, or New York State law, regulation or rule or any decree, judgment or order applicable to the Sponsor or the Trust and known to such counsel;

11.	to such counsel’s knowledge, neither the Sponsor nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or New York State law, regulation or rule applicable to the Sponsor or the Trust;

12.	to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

13.	to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Sponsor or the Trustee is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but

are not so described;

14.	the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended; and

15.	the information in the Registration Statement and the Prospectus under the headings “Risk Factors-Competing claims over ownership of intellectual property rights related to the Trust could adversely affect the Trust and an investment in the Shares,” “Business of the Trust-License Agreement,” “Description of the Shares,” “United States Federal Tax Consequences,” “Description of the Trust Indenture,” “Description of the Custody Agreements” and “Legal Proceedings” insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.
     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Sponsor, representatives of the independent public accountants of the Trust and representatives of UBS and the Marketing Agent at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by UBS under the Distribution Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information included in the Registration Statement or the Prospectus);
     (o) to cause Deloitte & Touche LLP to deliver to the Marketing Agent (i) at the time of the effectiveness of the Distribution Agreement and the purchase of the Shares by UBS, and (ii) at each time (A) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (B) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Marketing Agent, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

     (p) to deliver to the Marketing Agent (i) at the time of the effectiveness of the Distribution Agreement and the purchase of the Shares by UBS, (ii) at each time the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the Trust files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the 1934 Act (excluding filings required by Rule 12b-25), and (iv) at such other times as the Marketing Agent reasonably requests, an officer’s certificate in the form attached as Exhibit C hereto;
     (q) to furnish to the Marketing Agent (i) at the time of the effectiveness of the Distribution Agreement and the purchase of the Shares by UBS under the Distribution Agreement, (ii) at each time the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the Trust files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the 1934 Act (excluding filings required by Rule 12b-25), and (iv) at such other times as the Marketing Agent reasonably requests, such other documents and certificates as of such dates as the Marketing Agent may reasonably request;
     (r) to cause the Trustee to maintain a Custodian (as defined in the Trust Indenture) and an orderly procedure for the transfer and registration of the Shares;
     (s) to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust’s reports filed pursuant to Section 13 or 15(d) of the 1934 are incorporated by reference in the Registration Statement; and
     (t) to deliver to the Marketing Agent at the time of the effectiveness of the Distribution Agreement and the purchase of the Shares by UBS a favorable opinion of Emmet Marvin & Martin LLP, counsel for the Trustee, addressed to the Marketing Agent and dated such dates in form and substance satisfactory to the Marketing Agent, stating that (i) each of the Trust Indenture and the Reimbursement Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement of it may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights, (y) general principles of equity and (z) the effect of public policy considerations or court decisions that may limit rights to obtain indemnification or contribution, (ii) upon delivery by the Trustee of Shares against the deposit of Gold in accordance with the provisions of the Trust Indenture, those Shares will be validly issued and will entitle the registered holders of those Shares to the rights specified in the Trust Indenture, and (iii) the Trustee has full power and authority to enter into and perform its obligations under the Trust Indenture and the Reimbursement Agreement.
     For the purposes of this Section 4.1, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time to and including the date as of which the relevant representation is made, and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time to and including the date as of which the relevant representation is made.

Section 5
Resource Commitments
     5.1 Pre-Launch Development.
     (a) The Sponsor and the Marketing Agent or one of its Affiliates will develop the Trust and its marketing plan prior to the effective date of the Registration Statement in accordance with the provisions of this Section 5.1.
     (b) The Sponsor and the Marketing Agent will use their commercially reasonable efforts to commit sufficient resources to:
(i)	finalize the Registration Statement and the governing documents of the Trust and the Trust’s service providers, communicate with the Commission to obtain approval of the Registration Statement and the Trust’s no-action relief request letter and communicate with the NYSE to obtain approval of the listing of the Shares on the NYSE;

(ii)	develop the content and information to be used on the Trust’s website; and

(iii)	develop the marketing strategy for the Trust and the Shares in the United States.
     5.2 Post-Launch Activities.
     (a) The Sponsor and the Marketing Agent or one of its Affiliates will market the Trust and the Shares on an ongoing basis after the Registration Statement is declared effective and the Shares have been listed on the NYSE in accordance with the provisions of this Section 5.2.
     (b) Subject to necessary regulatory approvals and compliance with all applicable legal and regulatory requirements, the Marketing Agent and/or its Affiliates shall:
(i)	include the Trust in the ETF family based marketing and advertising of the Marketing Agent;

(ii)	in good faith, and subject to existing market conditions, use commercially-reasonable efforts to market the Trust (with due regard to the Marketing Agent’s efforts with respect to other comparably sized and revenue generating ETFs marketed by the Marketing Agent);

(iii)	ensure that the ETF road shows or presentations of the Marketing Agent include the Trust at least as prominently as other comparably-sized and revenue generating ETFs or future commodity-linked products marketed by them;

(iv)	include gold in strategic and tactical ETF research of the Marketing Agent; and

(v)	incorporate the Trust into the “streetTRACKS” website and into any ETF-related asset allocation model of the Marketing Agent and its Affiliates.
     (c) The Marketing Agent shall provide the Sponsor with copies of all written marketing materials distributed by it and its Affiliates connected with the Trust.
     5.3 Joint Reviews.
     (a) In order to oversee the pre-launch development and post- launch performance of the Trust on a regular basis, the parties shall:
(i)	conduct at least once each calendar quarter in which the annual review described in clause (ii) below is not conducted, a review of the performance of the Trust, with such review to include the senior management of the Sponsor and the senior management of the Marketing Agent and to cover such topics as asset growth/decline, sales strategy, new business efforts, new product initiatives and stock exchange trading activity; and

(ii)	conduct at least once each calendar year, a review of the overall performance of the Trust, which will include a review of the most recent quarterly period, with such review to include the chief executive officer of the Sponsor and senior management of the Marketing Agent and to cover such topics as strategic direction and new business initiatives.
     (b) Prior to each of the quarterly and annual review which will take place pursuant to this Section 5.3, the Sponsor and the Marketing Agent will jointly prepare and circulate among the parties, a report covering the quarterly or annual period which is the subject of each review, with such report to cover such topics described above.
     5.4 Information Provided to Marketing Agent. In performing its duties hereunder the Marketing Agent shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trustee or the Sponsor and their respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Marketing Agent against any liability to the Trustee, the Sponsor, the Trust or the Trust’s beneficial owners to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.
     5.5 Conditions to Marketing Agent’s Obligations. The obligations of the Marketing Agent hereunder is subject in the Marketing Agent’s discretion, to the condition that (i) all representations and warranties and other statements of the Sponsor herein or delivered pursuant hereto, and all representations and warranties of the Trustee in the Reimbursement Agreement be true and correct (a) at and as of the date made, (b) at the time of the effectiveness of the

Distribution Agreement and the purchase of the Shares by UBS, (c) at each time the Registration Statement or the Prospectus is amended or supplemented, (d) at each time the Trust files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the 1934 Act (excluding filings under Rule 12b-25), (e) at each time the Trust issues any Shares and (f) at such other times the Marketing Agent reasonably requests, in each case as though made at and as of such dates, and the Sponsor agrees that all such representations, warranties and other statements are expressly made on and as of such dates (except, in all cases, that such representations, warranties and statements relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), (ii) the Sponsor shall have performed all of its covenants, agreements and obligations hereunder theretofore to be performed in all respects and (iii) the Trustee shall have performed all of its covenants, agreements and obligations under the Reimbursement Agreement theretofore to be performed in all respects. The respective indemnities, agreements, representations, warranties and other statements by the Sponsor set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Marketing Agent or any controlling person of the Marketing Agent, or the Sponsor or the Trustee, or any officer or director or any controlling person thereof, and shall survive the execution, delivery, performance and termination of this Agreement.
Section 6
Similar ETFs and Related ETFs; Other Agreements
     6.1 Sponsor’s Related ETF and Similar ETF Obligations. At any time during the Term (as defined below) when the Sponsor has an idea for a Similar ETF or Related ETF, the Sponsor shall present such idea in a reasonably detailed writing to the Marketing Agent and, subject to the Marketing Agent’s approval of such Similar ETF or Related ETF, the parties will negotiate in good faith to jointly develop such Similar ETF or Related ETF and will not launch such Similar ETF or Related ETF with a third party. If the Marketing Agent does not approve such Similar ETF or Related ETF within forty-five (45) calendar days after the Sponsor has brought the idea for such Similar ETF or Related ETF to the Marketing Agent, Sponsor will be free to work by itself or with third parties on such Similar ETF or Related ETF on terms that are substantially similar as those under which the parties had discussed. If, with respect to any Similar ETF or Related ETF which the Sponsor has agreed to develop with the Marketing Agent, a registration statement has not been filed for such Similar ETF or Related ETF with the Commission or the Sponsor and Marketing Agent are not able to agree on terms for such Similar ETF or Related ETF within one-hundred-eighty (180) days after the Sponsor has brought the idea for such Similar ETF or Related ETF to the Marketing Agent, the Sponsor will be free to work by itself or with third parties on such Similar ETF or Related ETF on such terms as they think desirable unless (i) the Sponsor has been the principal cause as to why no such registration statement was filed within such onehundred-eighty (180) day period or (ii) the Marketing Agent elects by written notice to the Sponsor within ten (10) days after the end of such one-hundred-eighty (180) day period to continue the development of such Similar ETF or Related ETF with the Sponsor. If the Marketing Agent makes the foregoing election and such Similar ETF or Related ETF has not been launched or Sponsor and the Marketing Agent are not able to agree on terms for such Similar ETF or Related ETF within one-hundred-eighty (180) additional days, both parties will be free to work by themselves or with third parties on such Similar ETF or

Related ETF on such terms as they think desirable, provided that a party which has been the principal cause as to why such Similar ETF or Related ETF has not been launched in such one-hundred-eighty (180) day period may not so work with third parties. The foregoing agreements in this Section 6.1 shall only apply to Similar ETFs and Related ETFs which will be organized in the United States.
     6.2 Marketing Agent’s Related ETF and Similar ETF Obligations. At any time during the Term when the Marketing Agent or its Affiliates has an idea for a Similar ETF or Related ETF, the Marketing Agent shall present such idea in reasonably detailed writing to the Sponsor and, subject to the Sponsor’s approval of such Similar ETF or Related ETF, the parties will negotiate in good faith to jointly develop such Similar ETF or Related ETF and will not launch such Similar ETF or Related ETF with a third party. If the Sponsor does not approve such Similar ETF or Related ETF within forty-five (45) calendar days after the Marketing Agent has brought the idea for such Similar ETF or Related ETF to the Sponsor, the Marketing Agent will be free to work by itself or with third parties on such Similar ETF or Related ETF on terms that are substantially similar as those under which the parties had discussed. If, with respect to any Similar ETF or Related ETF which the Marketing Agent has agreed to develop with the Sponsor, a registration statement has not been filed for such Similar ETF or Related ETF with the Commission or the Sponsor and Marketing Agent are not able to agree on terms for such Similar ETF or Related ETF within one-hundred-eighty (180) days after the Marketing Agent has brought the idea for such Similar ETF or Related ETF to the Sponsor, the Marketing Agent will be free to work by itself or with third parties on such Similar ETF or Related ETF on such terms as it thinks desirable unless (i) the Marketing Agent has been the principal cause as to why no such registration statement was filed within such one-hundred-eighty (180) day period or (ii) the Sponsor elects by written notice to the Marketing Agent within ten (10) days after the end of such one-hundred-eighty (180) day period to continue the development of such Similar ETF or Related ETF with the Marketing Agent. If the Marketing Agent makes the foregoing election and such Similar ETF or Related ETF has not been launched or the Sponsor and the Marketing Agent are not able to agree on terms for such Similar ETF or Related ETF within one-hundred eighty (180) additional days, both parties will be free to work by themselves or with third parties on such Similar ETF or Related ETF on such terms as they think desirable, provided that a party which has been the principal cause as to why such Similar ETF or Related ETF has not been launched in such one-hundred-eighty (180) day period may not so work with third parties. The foregoing agreements in this Section 6.2 shall only apply to Similar ETFs and Related ETFs which will be organized in the United States.
     6.3 Development Efforts; Status After Termination.
     (a) The Marketing Agent and Sponsor shall use their commercially reasonable efforts to develop any Related ETFs or Similar ETFs which the parties have agreed to develop pursuant to Section 6.1 or Section 6.2. For the avoidance of doubt, unless otherwise agreed to in writing by the parties, the parties shall bear their own costs and expenses connected with any such development.
     (b) If at the time of the termination of this Agreement a registration statement or similar document has been formally filed with the SEC for any Similar ETF or Related ETF which the parties have agreed to develop pursuant to Section 6.1 or Section 6.2, unless otherwise agreed to in writing signed by the parties, the parties shall cease such development and each party shall have the right to develop such Similar ETF or Related ETF on its own or with any third party.
     6.4 Dual Listing Rights. The Marketing Agent and the Sponsor shall jointly negotiate any unlisted trading privileges (“UTP”) and dual listing rights relating to the Trust and any Similar ETF or Related ETF which they bring to market and determine the specialist for such rights. Any revenue derived from such listings will be shared equally between the Marketing Agent, on the one hand, and Sponsor, on the other.
     6.5 Options and Derivatives. The Marketing Agent, on the one hand, and Sponsor, on the other hand, will share equally any and all fees earned from licensing the right to list option contracts and other exchange-traded derivatives that are specific to the Trust and to any Similar ETF or Related ETF which they bring to market.
     6.6 Press Release. As soon as, and to the extent, legally permissible after the execution of this Agreement, the parties shall jointly issue a press release which has been or is approved by all parties announcing the execution of this Agreement and the commencement of negotiations on the international marketing agent agreement referred to in Section 8.5.
Section 7
Indemnification
     7.1 Indemnification of Marketing Agent. The Sponsor agrees to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees and any Affiliate of the foregoing, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:
     (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplement) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Marketing Agent furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in such Registration Statement;
     (b) any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in Section 2 hereof or in any certificate delivered by the Sponsor pursuant to paragraph (p) or (q) of Section 4.1 hereof;
     (c) the failure by the Sponsor to perform when and as required any agreement or covenant contained herein;
     (d) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Sponsor or based upon written information furnished by or on behalf of the Sponsor or the Trustee including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares;
     (e) circumstances surrounding the third party allegations relating to patent and contract disputes as described in the sections of the Prospectus and the Registration Statement entitled “Risk Factors—Competing claims over ownership of intellectual property rights related to the Trust could adversely affect the Trust and an Investment in the Shares,” “Business of the Trust-License Agreement” and “Legal Proceedings”;
     (f) the Marketing Agent’s performance of its duties under this Agreement except in the case of this clause (f), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent; provided, however, that the indemnity agreement contained in clause (a) above with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of the Marketing Agent (or to the benefit of any person controlling the Marketing Agent) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission in any case where the Marketing Agent was required to send or give a copy of the Prospectus to such person by the 1933 Act, the Sponsor or the Trustee had notified the Marketing Agent of the amendment or supplement prior to the sending of the written confirmation of sale and the Marketing Agent failed to send or give a copy of the Prospectus to such person, unless the failure is the result of noncompliance by the Sponsor with paragraph (c) of Section 4.1 hereof.
     In no case is the indemnity of the Sponsor in favor of the Marketing Agent and such other persons as are specified in this Section 7.1 to be deemed to protect the Marketing Agent and such persons against any liability to the Sponsor, the Trustee or the Trust to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.
     If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, the Marketing Agent or such person shall promptly notify the Sponsor in writing of the institution of such Proceeding and the Sponsor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sponsor shall not relieve them from any liability which they may have to the Marketing Agent or any such person except to the extent that they have been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Marketing Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Sponsor in connection with the defense of such Proceeding or the Sponsor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Sponsor (in which case the Sponsor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Sponsor and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Sponsor shall not be liable for any settlement of any Proceeding effected without the Sponsor’s written consent but if settled with the Sponsor’s written consent, the Sponsor agrees to indemnify and hold harmless the Marketing Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     7.2 The Marketing Agent agrees to indemnify, defend and hold harmless each of the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Sponsor any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.
     If any Proceeding is brought against the Sponsor or any person referred to in the preceding paragraph in respect of which indemnity may be sought against the Marketing Agent pursuant to the foregoing paragraph, the Sponsor or such person shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability which the Marketing Agent may have to the Sponsor or any such person or otherwise. The Sponsor or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sponsor or such person unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless the Sponsor and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.
     7.3 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Sections 7.1 or 7.2 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust, on the one hand, and the Marketing Agent, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

above but also the relative fault of the Sponsor and the Trust on the one hand and of the Marketing Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Trust on the one hand and the Marketing Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Trust, plus the fees received by the Sponsor, on the one hand, and the total fees received by the Marketing Agent, on the other hand, bear to the aggregate public offering price of the Shares. The relative fault of the Sponsor and the Trust on the one hand and of the Marketing Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor, the Marketing Agent and the Trust or by the Marketing Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 7.3 shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     7.4 The Sponsor and the Marketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.3 above. Notwithstanding the provisions of this Section 7, the Marketing Agent shall not be required to contribute any amount in excess of the amount of the fees received by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     7.5 The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Sponsor contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Marketing Agent, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Marketing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of each of the Sponsor, the Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares. The Sponsor and the Marketing Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection. with the Registration Statement or the Prospectus.
     7.6 The statements set forth in the first paragraph under the caption “The Marketing Agent” in the Prospectus constitute the only information furnished by or on behalf of the Marketing Agent as such information is referred to in Sections 2.1 and 7.1 hereof.

Section 8
Duration
     8.1 Duration. This Agreement shall become effective on the date hereof and continue for an initial term of seven (7) years from the date of this Agreement and will include any renewal term of this Agreement and will last until the expiration of this Agreement or the earlier termination of this Agreement in accordance with its terms (the “Term”). This Agreement will automatically be renewed for successive three (3) year periods unless, no later than thirty (30) calendar days prior to the end of the then-current Term, either the Marketing Agent, on the one hand, or the Sponsor, on the other hand, elects to terminate this Agreement by delivering written notice thereof to the other party; provided that if the Sponsor is the terminating party, the Sponsor shall pay to the Marketing Agent an amount equal to the present fair market value of the future payments the Marketing Agent would otherwise receive over the subsequent ten (10) year period, determined by an independent third party in accordance with Section 8.4 hereunder. Notwithstanding the foregoing, this Agreement may be terminated by any party upon written notice to the other parties if (a) the Trust is terminated pursuant to the Trust Indenture, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver, provided that the Sponsor may not terminate this Agreement pursuant to this provision if the event relates to the Sponsor, the Trust or the Trustee or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of ninety (90) days after notice by the non-breaching party to the breaching party of such breach.
     8.2 Sponsor Buy-Out Options.
     (a) If the Trust’s average assets under management do not exceed (i) $1.25 billion for the thirty (30) day period prior to the end of the first year of the Trust’s operations (“First Benchmark”), (ii) $2.25 billion for the thirty (30) day period prior to the end of the third year of Trust’s operations (“Second Benchmark”), or (iii) $3.0 billion for the thirty (30) day period prior to the end of the fifth year of the Trust’s operations (“Third Benchmark”), the Sponsor may within thirty (30) days after the end of each such year period:
(i)	elect by written notice to the Marketing Agent to terminate this Agreement by paying to the Marketing Agent one of the following payments:
(A)	if the First Benchmark has not been exceeded, an amount equal to the present fair market value of the future payments the Marketing Agent and its Affiliates would otherwise receive from the Trust hereunder over the subsequent ten (10) year period, plus ten percent (10%) of such value;

(B)	if the Second Benchmark has not been exceeded, an amount equal to the present fair market value of the future payments the Marketing Agent and its Affiliates would otherwise receive from the Trust hereunder over the subsequent ten (10) year period, plus twenty percent (20%) of such value; or

(C)	if the Third Benchmark has not been exceeded, an amount equal to the present fair market value of the future payments the Marketing Agent and its Affiliates would otherwise receive from the Trust hereunder over the subsequent ten (10) year period, plus thirty percent (30%) of such value;
provided, that, if at the time of such election any Similar ETF or Related ETF has been listed on an exchange in the United States for more than a year and such Similar ETF or Related ETF is not Controlled or sponsored by the Sponsor, on the one hand, or the Marketing Agent or any of its Affiliates, on the other hand (a “Competing ETF” ), such election will not be available; or

(ii)	elect by written notice to the Marketing Agent to terminate this Agreement by paying to the Marketing Agent an amount equal to the present fair market value of the future payments the Marketing Agent and its Affiliates would otherwise receive from the Trust hereunder over the subsequent ten (10) year period, provided that such election may only be made if the percentage growth in the Trust’s assets under management for the relevant year of the Trust’s operations are less than the percentage growth in the assets under management of any Competing ETF for the same twelve-month period represented by such year of the Trust’s operations.
     (b) The Sponsor shall not have the right to terminate this Agreement even if the Trust’s average assets under management do not meet either the First Benchmark, the Second Benchmark or the Third Benchmark within the time periods referred to in Section 8.2(a) above if the percentage growth in the Trust’s assets under management for the relevant year of the Trust’s operations are equal to or greater than the percentage growth in the assets under management of any Competing ETF for the same twelve-month period represented by such year of the Trust’s operations.
     (c) The calculation of any payments to be made under this Section 8.2 shall be made in accordance with Section 8.4, and, upon the final determination of any such payment under Section 8.4, such payment shall be paid to the Marketing Agent within thirty (30) days of such determination date.
     (d) In connection with the making any such payment to the Marketing Agent under this Section 8.2, this Agreement shall automatically terminate, and, for a period of one year following the date of such termination, the Marketing Agent shall not, and shall cause its Affiliates to not, directly or indirectly, develop or launch any Similar ETF in the United States without the prior written consent of Sponsor.
     8.3 Resource Reduction Control. If the amount expended or allocated by either the Sponsor or the Marketing Agent in any one year period on promoting and marketing the Trust in the US is 25% less than the yearly average of such amount over the preceding two year period and the amount of the shortfall of any such party is not spent during the following 12 month period, the unspent amount will be paid over to the other party who will add such unspent amount to the amount the other party spends during the next 12 month period.
     8.4 Fair Market Value Determination.
     (a) For payment amounts which are required to be calculated in accordance with this Section 8.4 (“Payment Amount”), the party responsible for the Payment Amount shall within 30 days of the creation of the obligation to make such payment by written notice to the other party designate a nationally recognized investment bank (“Investment Bank”). The designating party may not designate any investment bank (i) which would create a conflict of interest or (ii) which has provided to the designating party or its Affiliates in the two years preceding the designation, any services related to ETFs. Each party shall provide the Investment Bank, during normal business hours, with access to such personnel and records as the Investment Bank may reasonably request for the sole purpose of calculating the Payment Amount. As soon as practical (but in any event no later than 90 days after the date of its designation), the Investment Bank will provide each party which a statement of the calculation of the Payment Amount (“Payment Statement”), with such statement to reasonably detail the method of calculation of the Payment Amount.
     (b) Following receipt of the Payment Statement, each party shall have a period of sixty (60) days to review the Payment Statement, during which period the parties and their advisors shall have the right to inspect the work papers generated by the Investment Bank in preparation of the Payment Statement. At or before the end of such sixty (60) day period, each party will each either (i) accept the Payment Statement in its entirety, or (ii) deliver to the other parties written notice and a written explanation of those items in the Payment Statement which are disputed, in which case the items so identified shall be deemed to be in dispute. Within a further period of thirty (30) days from the delivery of any such dispute notice or notices, the parties will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred within ten (10) Business Days for final binding resolution to an independent nationally-recognized firm of certified public accountants mutually acceptable to the parties or, if no such agreement is reached, such firm as shall be jointly designated within such ten (10) Business Day period for such purpose by the independent accountants of both parties (the “Dispute Accountants”). In such event, the Payment Amount will be deemed to be as determined by the Dispute Accountants within thirty (30) Business Days of such reference. The decision of the Dispute Accountants will be nonappealable and incontestable by any party and will not be subject to collateral attack for any reason.
     (c) Sponsor, on the one hand, and the Marketing Agent, on the other hand, shall equally share the costs and expenses of the Investment Bank and any Dispute Accountants.
     8.5 Option to Terminate Following the Failure to Conclude an International Marketing Agent Agreement. The World Gold Council and the Marketing Agent shall negotiate in good faith to conclude as soon as practical after the execution and delivery of this Agreement, but in any event within forty-five (45) days of the effectiveness of the Registration Statement, an international marketing agent agreement between the Marketing Agent and the World Gold Council (or its affiliate) relating to the distribution of Similar ETFs and Related ETFs outside the

United States. In the event the World Gold Council and the Marketing Agent do not conclude such an international marketing agent agreement within forty-five (45) days after the effectiveness of the Registration Statement for any reason, then the Sponsor shall have the option, exercisable by written notice thereof to the Marketing Agent and the Trustee at any time during the period commencing on and including the forty-sixth (46th) day after effectiveness of the Registration Statement and ending on and including the ninetieth (90th) day after effectiveness of the Registration Statement (such period, the “Exercise Period”), to terminate this Agreement; provided that the World Gold Council and the Marketing Agent shall continue to negotiate in good faith during the Exercise Period until such time (if at all) that such option is exercised in order to conclude an international marketing agent agreement. If the Sponsor exercises its right to terminate the Marketing Agent Agreement pursuant to this Section, then (i) the Marketing Agent License and the WGC/WGTS License shall forthwith terminate in accordance with the terms and conditions of the Marketing Agent License and the WGC/WGTS License, respectively (including the survival provisions thereof), without the requirement of any notice or further action on the part of any of the Sponsor, the Council or the Marketing Agent, and the Sponsor shall immediately cease and desist (and shall cause the Trust to immediately cease and desist) from all use of the “streetTRACKS®” mark and any other trade name or trademark then licensed under the Marketing Agent License; and (B) the Sponsor shall promptly (but in any event within five (5) business days or such shorter period as may be required by or advisable under applicable laws, rules and regulations) amend the then-current Registration Statement and Prospectus and effect such other filings with or submissions or notices to the SEC, any state securities commission, the New York Stock Exchange, the National Association of Securities Dealers and any other governmental authority or regulatory agency as may be required or advisable under applicable laws, rules or regulations in each case in a manner reasonably satisfactory to the Marketing Agent to reflect the termination of the Marketing Agent Agreement, the Marketing Agent License and the WGC/WGTS License, and to remove all references to “streetTRACKS®”, “streetTRACKS® Gold Trust”, “streetTRACKS® Shares”, “State Street Global Markets, LLC”, “State Street Corporation” or any variation of the foregoing from the Registration Statement and Prospectus.
     8.6 Consequences of Termination.
     (a) Upon any termination of this Agreement, the following will occur:
(i)	The Related Agreements shall each terminate in accordance with their terms;

(ii)	The parties shall, as soon as practical; take such actions as may be necessary to change the name of the Trust from “streetTRACKS® Gold Trust” and to cease using the “street TRACKS®” name for any other purpose connected with the Trust;

(iii)	The Marketing Agent will no longer use the service marks Gold Trust and Gold Shares and may not use such service marks without the express written approval of the Sponsor; and

(iv)	The parties shall cooperate reasonably with each other in connection with any notices or filings to be made with any governmental or regulatory body required as a result of such termination, including the filing of any supplement or amendment to the Registration Statement or Prospectus as a result of such termination.
     (b) In the event of the expiration or termination of this Agreement, this Agreement shall be of no further force or effect, provided that such expiration or termination shall not affect any obligation or liability of a party for breach of any provisions of this Agreement prior to the date of such expiration or termination and that Sections 2, 3.3 (any fee due under such Section to be pro rated to the date of termination), 3.5, 5.5, 7, 9 and 10 of this Agreement will each survive the expiration or termination of this Agreement.
Section 9
Confidentiality
     9.1 Confidentiality.
     (a) The Sponsor and the Marketing Agent shall during the Term and for one (1) year thereafter maintain in confidence, use only for the purposes provided for in this Agreement and the Related Agreements, and not disclose to any third party, without first obtaining the other party’s consent in writing, any and all Confidential Information (as defined below) such party receives from the other party; provided, however, that either party may disclose Confidential Information received from the other party to those of its Representatives as may be necessary for such party to carry out its obligations under this Agreement and the Related Agreements. “Confidential Information” shall mean all information or data of a party that is disclosed to or received by the other party, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to such party’s business or operations, research and development, marketing plans or activities, or actual or potential products.
     (b) Notwithstanding the provisions of this Agreement to the contrary, a party shall have no liability to the other party for the disclosure or use of any Confidential Information of the other party if the Confidential Information:
(i)	is known to such party at the time of disclosure other than as the result of a breach of this Section 9 by such party;

(ii)	has been or becomes publicly known, other than as the result of a breach of this Section 9 by such party, or has been or is publicly disclosed by the other party;

(iii)	is received by such party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to the other party); or

(iv)	is required to be disclosed by Law or similar compulsion or in connection with any legal proceeding, provided that such party shall promptly inform the other party in writing of such requirement and that such disclosure shall be limited to the extent so required and, except to the extent prohibited by Law, such party shall reasonably cooperate with the other party (at the expense of the other party)

in seeking a protective order or other suitable confidentiality protections.
     (c) The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 9 may cause irreparable and material loss and damage to the other party which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which the non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 9.
     (d) Each party agrees that it will use the same degree of care, but no less than a reasonable degree of care, in safeguarding the Confidential Information of the other party as it uses for its own Confidential Information of a similar nature. Each party shall promptly notify the other party in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of the other party which may come to such party’s attention.
     (e) Upon the termination of this Agreement, if requested in writing by the other party, each party shall, at such party’s option, promptly destroy or return to the other party all Confidential Information received from the other party, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.
Section 10
Miscellaneous
     10.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the indemnities referred to in this Agreement and their respective successors and assigns.
     10.2 Entire Agreement. This Agreement and the Related Agreements (including any schedules and exhibits attached hereto and thereto) contain all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings, whether written or oral, among the parties with respect thereto.
     10.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.
     10.4 Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.
     10.5 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.
     10.6 Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     10.7 Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)	if to Sponsor, to: World Gold Trust Services, LLC 444 Madison Avenue New York, New York 10022 Attention: J. Stuart Thomas Telephone: (212) 317-3800 Facsimile: (212) 688-0410

(b)	if to the Marketing Agent, to:
State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attention: Gus Fleites
Telephone: 617 664 4489
Facsimile: 617 664 2669

and

State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attention: Bob Guerin
Telephone: 617 664 5028
Facsimile: 617 664 2669

     All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or email, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.
     10.8 Governing Law; Jurisdiction.
     (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.
     (b) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Related Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any Related Agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York or any court of the United States of America located in the Borough of Manhattan, The City of New York.
     The provisions of this Section 10.8 shall survive any termination of this Agreement and the Related Agreements, in whole or in part.
     10.9 No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor or the Trust, on the one hand, and the Marketing Agent or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.
     10.10 Force Majeure. Neither party will be liable to any other party for any delay or failure to perform its obligations under this Agreement (except for the payment of money) if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any Governmental Entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.
     10.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
     10.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
     10.13 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

WORLD GOLD TRUST SERVICES, LLC

By: Name:	/s/ J. Stuart Thomas J. Stuart Thomas
Title:	Managing Director

STATE STREET GLOBAL MARKETS, LLC

By: Name:	/s/ Catherine R. Norcott Catherine R. Norcott
Title:	Managing Director

EXHIBIT A
MARKETING AGENT LICENSE

EXHIBIT B
WGC/WGTS LICENSE

EXHIBIT C
WORLD GOLD TRUST SERVICES, LLC
OFFICER’S CERTIFICATE
     The undersigned, a duly authorized officer of World Gold Trust Services, LLC, a Delaware limited liability company (the “Company”), and pursuant to Section 4.1(p) of the Marketing Agent Agreement (the “Agreement”) dated as of November___, 2004, by and between the Company and State Street Global Markets, LLC, a Delaware limited liability company (the “Marketing Agent”), hereby certifies that:
1.	Each of the representations and warranties of the Company contained in the Section 2.1 of the Agreement is true and correct in all material respects as if such representations and warranties were made as of the date hereof. For purposes of this paragraph, the term “Registration Statement” as used in Section 2.1 of the Agreement shall mean the Registration Statement as amended or supplemented from time to time to the date hereof, and the term “Prospectus” as used in Section 2.1 of the Agreement shall mean the Prospectus as amended or supplemented from time to time to the date hereof.”

2.	Each of the obligations of the Company to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Company on or before the date hereof, has been duly performed and complied with in all material respects
Capitalized terms used, but not defined herein shall have the meaning assigned to such term in the Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, I have hereunto, on behalf of the Company, subscribed my name this day of November, 2004.

By:

Name:
Title:
I,                                         , in my capacity as [Vice President], hereby certify that [                     ] is the duly elected [President] of the Company, and that the signature set forth immediately above is his genuine signature.
IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:

Name:
Title: